Exhibit 5.1

April 14, 2021

Allegion Public Limited Company

Block D

Iveagh Court

Dublin 2, D02 VH94, Ireland

Allegion US Holding Company Inc.

11819 North Pennsylvania Street

Carmel, Indiana 46032

Ladies and Gentlemen:

We are acting as special counsel to Allegion Public Limited Company, an Irish public limited company (“Allegion”), and Allegion US Holding Company Inc., a Delaware corporation (“Allegion US Holdings” and together with Allegion, the “Companies”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about April 14, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Companies. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) debt securities (the “Debt Securities”) issued by either Allegion or Allegion US Holdings (as applicable, the “Issuer”); (ii) guarantees of Allegion or Allegion US Holdings, as the case may be (each, a “Guarantor” and collectively, the “Guarantors”), to be issued in connection with the Debt Securities (the “Guarantees”); (iii) ordinary shares of Allegion, with a nominal value of €1.00 per share (the “Ordinary Shares”); (iv) preferred shares of Allegion with, a nominal value of U.S. $0.001 per share (the “Preferred Shares”); (v) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Shares and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) contracts for the purchase and sale of Ordinary Shares or Preferred Shares (the “Share Purchase Contracts”); (vii) share purchase units of Allegion (the “Share Purchase Units”), consisting of a Share Purchase Contract and Debt Securities (which may include Guarantees thereof) or debt obligations of third parties, including U.S. Treasury securities; (viii) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (ix) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (x) warrants to purchase Debt Securities (the “Debt Security Warrants”); and (xi) Ordinary Shares, Preferred Shares, Debt Securities and Guarantees that may be issued upon exercise or conversion of Warrants (as defined below), Share Purchase Contracts,

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

or Depositary Shares, whichever is applicable. The Ordinary Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Depositary Shares, the Share Purchase Contracts, the Share Purchase Units and the Warrants are hereinafter referred to collectively as the “Securities,” and the Debt Securities, the Guarantees, the Depositary Shares, the Share Purchase Contracts, the Share Purchase Units and the Warrants are hereinafter referred to collectively as the “Covered Securities,” each of which shall include such indeterminate number of Securities as may be determined to be issuable upon the conversion of any Securities or the exercise of Share Purchase Contracts, Share Purchase Units or Warrants to purchase or otherwise acquire securities of the Companies, as the case may be, in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Debt Securities and any Guarantees thereof will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Indenture”) dated October 2, 2017, among the Companies and Wells Fargo Bank, National Association, as trustee (the “Trustee”); (ii) the Depositary Shares will be issued pursuant under one or more deposit agreements (each, a “Deposit Agreement”) by and between Allegion and a depositary named therein (the “Depositary”); (iii) the Share Purchase Contracts will be issued under one or more purchase contract agreements by and between Allegion and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”); (iv) the Share Purchase Units will be issued under a purchase agreement by and among Allegion and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Agreement”); (v) the Ordinary Share Warrants and the Preferred Share Warrants (collectively, the “Share Warrants” and together with the Debt Security Warrants, the “Warrants”) will be issued under one or more warrant agreements by and between the Allegion and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Share Warrant Agreement”); and (vi) the Debt Security Warrants will be issued under one or more warrant agreements by and among the Companies financial institution named therein as the warrant agent, in a form (each, a “Debt Security Warrant Agreement” and together with the Ordinary Share Warrant Agreement, the “Warrant Agreements”). Each Warrant Agreement, Purchase Contract Agreement and Unit Agreement as well as the Indenture and Deposit Agreements, shall be referred to herein as a “Securities Agreement”. Each warrant agent to a Warrant Agreement shall be referred to herein as a “Warrant Agent”. Each Trustee, Warrant Agent and counterparty to a Purchase Contract Agreement, a Unit Agreement or a Deposit Agreement shall be referred to herein as a (“Securities Agreement Counterparty”).

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Companies, (ii) minutes and records of the corporate proceedings of the Companies and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Allegion US Holdings and the due authorization, execution and delivery of all documents by the parties thereto other than Allegion US Holdings. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Companies.

We have also assumed that:

(i)    the Registration Statement will have become effective and comply with all applicable laws;

(ii)    the Registration Statement will be effective and will comply with all applicable laws at the time the Covered Securities are offered or issued as contemplated by the Registration Statement;

(iii)    a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv)    all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

(v)    the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Securities Agreement;

(vi)    the Securities offered as well as the terms of the applicable Securities Agreement, as executed and delivered, do not violate any law applicable to the Companies or result in a default under or breach of any agreement or instrument binding upon the Companies;

(vii)    the Companies will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Covered Securities being offered and to execute and deliver the applicable Securities Agreement;

(viii)    the Covered Securities offered as well as the terms of the applicable Securities Agreement, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Companies, whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies;

(ix)    a definitive purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Companies and the other parties thereto;

(x)    any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)    any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.    When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), and (c) the Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Debt Security Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute valid and binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms.

2.    When, as and if (a) the terms of any particular Guarantee have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken by the applicable Guarantor to authorize the form, terms, execution and delivery of such Guarantee and Debt Securities underlying such Guarantee (and any required amendment or supplement to the applicable Indenture), and (c) the applicable Guarantee has been duly executed, attested, issued and delivered by duly authorized officers against payment for the applicable Debt Securities in accordance with such authorization, the Indenture, the applicable Purchase Agreement and applicable law, such Guarantee will constitute valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms.

3.    When, as and if (a) the terms of any particular Depositary Shares have been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate or organizational action has been taken by Allegion to authorize the form, terms, execution and delivery of such Preferred Shares represented by such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Shares represented by the Depositary Shares have been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the Depositary Receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.    When, as and if (a) the appropriate corporate or organizational action has been taken by Allegion to authorize the form, terms, execution and delivery of the Share Purchase Contracts, (b) the Share Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of Allegion against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Share Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Share Purchase Contracts will constitute valid and binding obligations of Allegion enforceable against Allegion in accordance with their terms.

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

5.    When, as and if (a) the appropriate corporate or organizational action has been taken by the applicable Company to authorize the form, terms, execution and delivery of the Share Purchase Units (including a form of certificate evidencing the Share Purchase Units) and the related Share Purchase Contracts, (b) the Share Purchase Units and the related Share Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the applicable Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Share Purchase Units and the related Share Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action of the applicable Company, and, in the case of Debt Securities (and Guarantees thereof) that are a component of the Share Purchase Units, when the terms of such Debt Securities (and Guarantees thereof) have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate or organizational action, such Share Purchase Units and Share Purchase Contracts will constitute valid and binding obligations of each of the applicable Companies enforceable against such Company in accordance with their terms.

6.    When, as and if (a) the appropriate corporate or organizational action has been taken by Allegion to authorize the form, terms, execution and delivery of a Share Warrant Agreement (including a form of certificate evidencing the Share Warrants), (b) Share Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of Allegion against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law and authenticated by the applicable Warrant Agent, and (c) the Ordinary Shares or Preferred Shares issuable upon exercise of such Share Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Share Warrants will constitute valid and binding obligations of Allegion enforceable against Allegion in accordance with their terms.

7.    When, as and if (a) the appropriate corporate and organizational action has been taken by the applicable Issuer or Guarantor to authorize the form, terms, execution and delivery of a Debt Security Warrant Agreement (including a form of certificate evidencing the Debt Security Warrants), (b) Debt Security Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the applicable Issuer or Guarantor against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law and authenticated by the applicable Warrant Agent, and (c) the terms of the Debt Securities

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

issuable upon exercise of such Debt Security Warrants have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate or organizational action, such Debt Security Warrants will constitute valid and binding obligations of each such Issuer and Guarantor enforceable against each such Issuer and Guarantor in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws. For purposes of our opinion that the Debt Securities and Guarantees will be a binding obligation of Allegion, we have assumed that the Indenture has been duly authorized, executed and delivered by Allegion in accordance with the applicable laws of Ireland and that the execution and delivery of the Indenture will not result in any breach or violation of the laws of Ireland. We note in that regard that you have received the opinions of Arthur Cox LLP, with respect to Allegion and matters under Irish law. We are not licensed to practice in Ireland, and we have made no investigation of, and do not express or imply an opinion on, the laws of Ireland.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Companies under any Securities Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Securities Agreement Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Securities Agreement Counterparty is duly qualified to engage in the activities contemplated by applicable Securities Agreement; that the applicable Securities Agreement has been duly authorized, executed and delivered by the applicable Securities Agreement Counterparty and constitutes the legally valid and binding obligations of such Securities Agreement Counterparty, enforceable against such Securities Agreement Counterparty in accordance with its terms; that the applicable Securities Agreement Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Securities Agreement, with all applicable laws and regulations; and that the applicable Securities Agreement Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Allegion Public Limited Company

Allegion US Holding Company Inc.

April 14, 2021

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/  Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP